Quebecor World

TARGETED PUBLICATION / CATALOG GROUP QUOTATION

All applicable federal, state and local taxes will be added to the prices herein and shall be due and owing by Customer. The price for paper and other materials and energy included in the quotation are based on current prices and will be adjusted to reflect prices at time of production. Materials subject to availability.

Jim Walker
M Publishing LLC
3 Werner Way, Suite 300
Lebanon, NJ 08833

4-Aug-2006

SUBJECT:	M: The Magazine for Montessori Families					
TRIM SIZE:	8 x 10 3/4					
PRE-PRESS:	Customer will furnish files for all pages in one of the following file formats:					
	- PDF, DCS 2.0, CT/LW, TIFF/IT-P1					
	Customer will provide suitable proofs for press guidance.					
	Complete file format specifications are available upon request.					
PAGES & INK:	Cover-	4 pp:	Four color process			
	Text -	40 pp:	Four color process throughout.		paper price 8/4/06	
PAPER STOCK:	Cover-	25 x 38 -	100 #	No. 3 Gloss	$	49.00 cwt.
	Text -	25 x 38 -	60 #	No. 3 Gloss	$	50.40 cwt.
BINDERY:	Saddle stitch and trim.					
FINISHING:	Carton pack in line and label for Federal Express shipping.					
DELIVERY:	F. O. B. Printer's dock all postage and freight additional.					

TERM OF AGREEMENT: Beginning 8/4/05 ending 12/30/07.

PRICING: See Attached magazine price schedule # QW119301 dated 8/4/06 and corresponding sample invoices:

Base Magazine 25,000 copies 40pp + cover

Folio Insert 25,000 copies, 16pp self cover - Prestitch and final stitch.

The actual invoice will reflect the materials used and the work performed on the job, and priced according to the price sched

Agreement Subject to equipment availability and mutual agreement of production schedules

**Ink is based on medium coverage on the body, however, QW reserves the right to review files submitted and adjust pricing if necessary. Customer is to verify order quantities and roll sizes with QW Customer Services prior to ordering paper.*
***Paper prices are based on current prices and subject to adjustment and availability at the time the paper is shipped from the supplier.*

Submitted by: Keith Oelke

Estimate Number: 119301
Customer Number: 41562

NOTICE: (1) This quotation is an offer from Quebecor World (the "Printer") to you (the "Customer") to perform the printing and other services set forth in this quotation (the "Work") and is irrevocable for a period of forty-five (45) days from the date it bears, subject to Printer's approval of Customer's credit. (2) The terms on the reverse side hereof are incorporated herein by reference and are a material part of this quotation and include a limited warranty, disclaimers of warranties and a limitation of Customer's damages and remedies. Customer acknowledges that the prices in this quotation for the work are a consideration in limiting Printer's liability as set out in the terms. (3) Customer's credit has not been approved and Printer reserves certain rights, as set forth below, to revoke this quotation, or to cancel the contract resulting from Customer's acceptance, if Printer determines that Customer's creditworthiness does not warrant the credit to be extended hereunder or Customer does not comply with such terms. Printer will promptly notify Customer when, and if it exercises such right. (4) Any acceptance of this offer, including by countersigning this quotation, shall include acceptance of all of the terms and conditions on the reverse side hereof, and incorporated herein by reference. (5) Customer's representative by signing below represents and warrants that she/he has been duly authorized by Customer to accept this quotation and to bind Customer to the terms and conditions contained herein or incorporated herein by reference.

ACCEPTED and APPROVED

QUEBECOR WORLD

By

Vice President

Date

ACCEPTED AND APPROVED

(CUSTOMER)

By Ronald D. Gardner Title President

Date 8/21/2006

TARGETED PUBLICATION/CATALOG TERMS AND CONDITIONS

Unless and to the extent otherwise specified in this Quotation expressly, the following terms and conditions shall apply to this Quotation, and any contract resulting therefrom

1. **Quality of Work**. Printer agrees to achieve commercially acceptable quality subject to the limitations of Customer's specifications, the materials furnished and the software and equipment used for the Work. **This warranty is the only warranty made by Printer and all other warranties, expressed or implied, are hereby specifically excluded.**

2. **Insurance**. Printer agrees to maintain at its expense insurance policies insuring, while in its care and custody and the care and custody of its subcontractors, against loss or damage due to water damage, sprinkler leakage, fire, explosion, windstorm, civil commotion and other perils covered under its "extended coverage" endorsements: (i) all Work which may be in process and (ii) paper and all other materials furnished by Customer. All of said policies shall extend coverage to Printer and Customer as their respective interests may appear

3. **Risk of Loss; Title**. Customer shall bear all risk of loss to finished Work upon delivery of the Work by Printer or its subcontractor, as applicable, to a common or contract carrier or to the U.S. Postal Service, F.O.B. Printer's or its subcontractor's, shipping dock. Title shall pass to Customer upon passage of risk of loss. All mechanicals, paper, film, plates, etc., not supplied by Customer but used to perform the services hereunder shall remain the exclusive property of Printer unless otherwise agreed in writing.

4. **Payment Terms**. Unless otherwise specified herein in writing, payment for printing services and paper and freight shall be net cash, due thirty (30) days from invoice date. Invoice date will be the dates any of the Work is first available for shipment. Postage to be funded by Customer in advance of mailing. WHATEVER THE TERMS, PRINTER WILL BE ENTITLED TO INTEREST ON OVERDUE AMOUNTS THAT SHALL, FOR EACH CALENDAR MONTH WHILE ANY PORTION OF SAID BALANCE IS UNPAID, BE EQUAL TO AN ANNUAL RATE EQUAL TO THE PRIME RATE ANNOUNCED BY CHASE MANHATTAN BANK ON THE FIRST BUSINESS DAY OF SUCH MONTH *PLUS* (3%), OR THE MAXIMUM RATE ALLOWED BY LAW, WHICHEVER IS LESS. In addition, in the event Customer fails to pay Printer's invoices when due, Customer shall be liable to Printer for all attorneys' fees and expenses expended to collect the past due amounts. In the event Customer shall default with respect to any of the terms and conditions hereof, including but not limited to failure to pay any amount due hereunder (other than an amount in reasonable good faith dispute of which Customer has given Printer written notice prior to its due date) in accordance with the payment terms of this Agreement, upon the occurrence of such default and so long as such default is continuing, Printer, in addition to any other rights it may have, shall have the right to suspend or discontinue work and any deliveries and retain Customer's materials and work in process until such default is cured

5. **Specifications for Work; Additional Charges.** The Work is to be performed according to specifications expressly set forth herein and in any of Printer's specifications relating to particular portions of the Work, as provided to Customer. If for any reason, other than solely Printer's error, all or any part of the Work must be redone, an additional charge will be made therefor at current rates. An additional charge at current rates may also be made for work requested by Customer that is different from or in addition to the Work, as specified in this Quotation. Printer may, in its sole discretion, subcontract any and all of the work hereunder. In the event of cancellation of all or any part of the Work covered hereby Customer will give Printer as much notice as reasonably practicable. Customer will be liable for all down-time expenses Printer may incur as a result of such cancellation or deviation, including, without limitation, down press and bindery time, that are not otherwise avoidable by Printer through reasonable commercial efforts, and for materials ordered or inventoried on Customer's behalf and not otherwise usable by Printer in the ordinary course of its business within a reasonable period of time at the scheduled plant of production.

6. **Quantity Variation**. Variations in quantity over or under the quantities ordered constituting acceptable delivery shall be as set forth in the Quotation. Such excess or deficiency shall be charged or credited at the rate set forth in the Quotation.

7. LIMITATION OF LIABILITY. ALL CLAIMS FOR DEFECTIVE OR DAMAGED WORK OR FOR SHORTAGES OR MISSED SHIPMENTS MUST BE MADE BY CUSTOMER IN WRITING WITHIN THIRTY (30) DAYS AFTER PRINTER'S SHIPMENT OF SUCH WORK. FAILURE TO MAKE SUCH A CLAIM WITHIN SUCH PERIOD SHALL CONSTITUTE AN IRREVOCABLE ACCEPTANCE OF THE WORK AND AN ADMISSION THAT IT FULLY COMPLIES WITH ALL OF THE TERMS, CONDITIONS AND SPECIFICATIONS OF THIS QUOTATION. WITHOUT LIMITING THE FOREGOING, PRINTER'S LIABILITY FOR ANY AND ALL CLAIMS WHATSOEVER OF ANY KIND AND NATURE ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO PRINTER'S PRICE TO CUSTOMER FOR PRINTING THE PAGES, PAGE OR FRACTION THEREOF INVOLVED OR FOR PERFORMING THE SERVICE FOR THE INDIVIDUAL COPY(IES) INVOLVED OR, AT PRINTER'S OPTION, REPLACING THE PRINTED MATERIALS OR OTHER GOODS WHICH ARE THE SUBJECT OF CUSTOMER'S CLAIM. NOTWITHSTANDING THE FOREGOING TO THE EXTENT THE MATERIAL SUBMITTED BY CUSTOMER DOES NOT CONFORM TO PRINTER'S SPECIFICATIONS OR OTHERWISE DOES NOT STRICTLY MEET THE DEADLINES IN THE PRODUCTION SCHEDULE, PRINTER SHALL NO LIABILITY FOR THE CLAIMED ERRORS. IN NO EVENT SHALL PRINTER BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST POSTAL DISCOUNTS HOWEVER PROXIMATE OR FORESEEABLE, ARISING OUT OF THIS QUOTATION OR THE WORK TO BE PERFORMED HEREUNDER OR ANY OTHER WORK PERFORMED BY PRINTER ON BEHALF OF CUSTOMER AFTER THE DATE HEREOF, MOREOVER, IN NO EVENT SHALL PRINTER EVER BE LIABLE FOR ANY SUMS IN EXCESS OF PRINTER'S INVOICE PRICE.

8. **Indemnification.** In furnishing materials to Printer to reproduce or incorporate in any completed product, Customer represents and warrants that such materials shall not be toxic and shall not infringe any trademark, servicemark, copyright, any other proprietary right, or any license relating thereto, contain any libelous or otherwise actionable statement or otherwise violate the rights or cause damage or injury to any person. "Material(s)" as used in this paragraph shall include, without limitation, designs, titles, brandnames, drawings, photographic images, prototypes, specifications, artwork, or other such material, of whatever nature and in whatever form received by Printer from or at the direction of Customer, including, without limitation, electronically communicated and digitally scanned material. Customer agrees to indemnify and save Printer harmless of and from any and all losses, claims, or damages which Printer may suffer or incur in the event any claim is made against Printer by any person, firm, corporation or otherwise for any cause of whatsoever nature, including, without limitation, for actual or alleged infringement of any proprietary right, including, but not limited to, trademark, trade secret, patent or copyright rights, arising from, relating to or as a result of the printing, binding, publishing or distribution of the Work printed hereunder or arising from, relating to or as a result of any material, of whatever nature and in whatever form received by Printer from or at the direction of Customer, included in the Work, provided that Customer shall not be liable hereunder to the extent of damages caused by Printer's unauthorized change or deletion of Customer furnished editorial/advertising content. Such indemnification shall include reasonable attorneys' fees and expenses. Should any such situation arise, Customer further agrees, upon request, to defend on behalf of Printer by attorneys acceptable to Printer, at the cost and expense of Customer, any such actions, proceedings, claims and/or demands.

9. **Force Majeure, Interruption of Work**. Printer shall not be liable for delays in performance or failure of performance to the extent prevented or caused by force majeure events. Force majeure events are defined as acts of God, fires, floods, civil disobedience, acts of war, new outbreaks of hostilities, strikes or other labor disputes, unavailability or shortages of materials, governmental regulations or decrees, reasonably unanticipable equipment failures, Customer's delays and any and all other causes not within the reasonable control of Printer, whether or not of the class of causes hereinbefore enumerated. Resolution of all force majeure events including settlement of any strike or other labor dispute shall be at Printer's sole discretion.

10. **Assignment**. In the case of a sale or other transfer of Customer or the business of publishing the Work or any title covered hereby, whatever the form of transaction, the purchaser, concurrently with the consummation of such sale or other transfer, shall assume all of Customer's rights and obligations under this Agreement in a written instrument satisfactory to Printer, subject to Printer's prior written consent, not to be unreasonably withheld. If Printer does not consent to such assignment and assumption, this Agreement shall terminate, subject to Customer's payment of all amounts due under this Agreement. Subject to the foregoing, this Agreement shall be binding on Customer's successors and assigns.

11. **Agreement Construction**. The contract created by Customer's acceptance of this Quotation shall be construed under and in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The captions set forth herein are for convenience only and do not constitute a part of this Quotation.

12. **Orders and Instructions; Purchase Orders**. Any terms and conditions additional to or different from those set forth in this quotation will be of no force or effect, unless in a writing signed by an officer of Printer expressly stating that it intends to modify the terms and conditions hereof. All orders and instructions pursuant to this Quotation, and all changes thereto, must be in writing. Consistent with the above, in the event that after the date hereof Customer submits purchase orders or any other written instructions that contain any terms or conditions, such order or other written instructions shall be considered as a confirmation *only* and the terms and conditions shall in no way amend, prevail over, supplement or supersede any term or condition hereof.

13. **Jurisdiction; Venue; Attorney Fees**. Suit to enforce this Agreement or any provision or portion thereof will be brought exclusively in the federal courts located in the State of New York, unless subject matter jurisdiction is lacking, in which case suit may only be brought in the state courts located in New York, New York. Each party to this Agreement irrevocably agrees that all claims in respect of such actions or proceedings may be heard and determined in such courts and irrevocably submits to the jurisdiction thereof. Each of the parties irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to laying venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. Each party hereby irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of process to such party at the principal business address for such party. The prevailing party in any legal action or proceeding brought to enforce this Agreement shall be entitled to recover from the other reasonable attorneys' fees, costs and expenses arising out of such legal action.